Exhibit 99.3

WMIH Corp. Announces Amendment of Series B Preferred Stock Terms

SEATTLE, December 11, 2017 — WMIH Corp. (Nasdaq: WMIH) (the “Company”) today announced that it has filed an amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) amending the terms of the Company’s 3.00% Series B Convertible Preferred Stock, par value $0.00001, liquidation preference $1,000 per share issued in January 2015 (the “Series B Preferred Stock”) after obtaining consent from holders of more than a majority of the 600,000 outstanding shares of Series B Preferred Stock. The Amendment becomes effective January 5, 2018 absent the consummation of a Qualified Acquisition (as defined in the Certificate of Incorporation). Capitalized terms used below and not otherwise defined have the meaning ascribed thereto in the Amendment.

The material terms of the Amendment are as follows:

•	The Mandatory Redemption Date of the Series B Preferred Stock shall be October 5, 2019, subject to a six-month extension under certain circumstances (rather than January 5, 2018);

•	The Conversion Price shall be fixed at $1.35 per share of Common Stock (rather than a floating conversion price of $1.75 to $2.25 per share);

•	Holders of Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Company a semi-annual 5.00% Common Stock dividend following the Amendment Effective Date (rather than a quarterly 3.00% cash dividend); and

•	A special distribution of 19.04762 shares of Common Stock per share of Series B Preferred Stock as a result of the consummation of an Acquisition or Qualified Acquisition, as the case may be.

In connection with the Amendment, the Company also entered into an agreement (the “Series A Stockholder Agreement”) dated December 8, 2017 with KKR Fund Holdings L.P., as holder of the outstanding Series A preferred stock (the “Series A Stockholder”), providing that the Company would not, from the date of the Series A Stockholder Agreement through July 5, 2019, enter into any definitive agreement for an Acquisition without the approval of the Series A Stockholder.

Steve Scheiwe, Chairman of the Company’s Board and the Finance Committee, stated, “We are pleased to announce the Amendment extending the Company’s Series B Preferred Stock financing, which preserves our access to capital and enables us to continue our efforts to identify and consummate acquisition opportunities that will enhance value for shareholders. We also are pleased that KKR remains supportive and will continue to assist the Company with its search for an accretive acquisition.”

As previously announced, Keefe, Bruyette & Woods, Inc., a Stifel company, provided financial advisory services to the Company and the Finance Committee of the Board of Directors in connection with structuring, negotiating and consummating the Amendment.

The Company will host a conference call on Tuesday, December 12, 2017 at 5:00 pm ET. To participate, please dial (866) 610-1072 or (973) 935-2840 and reference the access code 6698798. A replay of the call will be available from 8:30 p.m. ET on December 12, 2017 until 11:59 p.m. ET on December 19, 2017. To access the replay, please dial (800) 585-8367 (domestic) or (404) 537-3406 (international) and reference the access code 6698798. The webcast will be available in the Investor Relations section of the WMIH website at www.http://wmih-corp.com.

This press release may include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this press release that address activities, events, conditions or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the its financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,”

“estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in the Company’s Form 10-K for the year ended December 31, 2016 under Risk Factors in Part I, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and the Company will not undertake to update any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the SEC.

CONTACT

Helen Grayson

206-922-2957